Exhibit 10.1

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (the “Agreement”) is made and entered into as of May 24, 2026, by and among ANTELOPE ENTERPRISE HOLDINGS LIMITED, an exempted company incorporated with limited liability under the laws of the British Islands (the “Company”), whose class A ordinary shares, no par value per share (the “Ordinary Shares”), are listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the ticker “AEHL,” and STRATOSPHERE CAPITAL MANAGEMENT INC. (the “Purchaser”).

Recital

On the terms and subject to the conditions set forth herein, the Purchaser desires to purchase from the Company, and the Company desires to sell and issue to the Purchaser, a convertible promissory note in the aggregate original principal amount of $3,000,000.00.

Agreement

Now, Therefore, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

1.1 The following terms and expressions used in this Agreement, unless the context otherwise requires, shall have the following meanings:

“Conversion Shares” means the Ordinary Shares issuable upon conversion of the Note.

“Conversion Shares Registration Cap” means 4,800,000 Ordinary Shares.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Material Adverse Effect” means any event, change, circumstance or effect that has had, or would reasonably be expected to have, a material adverse effect on (a) the business, assets, liabilities, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or (b) the ability of the Company to perform its material obligations under the Transaction Documents; provided, however, that changes in the market price or trading volume of the Ordinary Shares, in and of themselves, shall not constitute a Material Adverse Effect.

“Nasdaq Rules” means the Nasdaq Listing Rules, including, without limitation, Rules 5250(e)(2), 5615(a)(3), 5635(b), 5635(d), 5640, and the applicable interpretive materials thereof.

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“Note” means the convertible promissory note substantially in the form attached hereto as Exhibit A issued to the Purchaser.

“Principal Amount” shall mean the aggregate original principal amount of the Note of US$3,000,000.

“Unregistered Conversion Shares” means any Conversion Shares issuable or issued upon conversion of the Note in excess of the Conversion Shares Registration Cap, which shares are not covered by any effective registration statement of the Company and constitute “restricted securities” under the Securities Act.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” means, collectively, the Company’s annual reports on Form 20-F, current reports on Form 6-K and any registration statements, prospectuses or other reports or documents filed with or furnished to the SEC under the Securities Act or the Exchange Act since January 1, 2026.

“Signing Date” means the date of this Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Transaction Documents” shall mean, collectively, this Agreement, the Note, and all certificates, instruments, opinions and other agreements executed and delivered in connection therewith or herewith, each as amended or otherwise modified from time to time, and all modifications, renewals, replacements, extensions and rearrangements thereof and substitutions and replacements therefor.

2. Agreement To Sell And Purchase.

2.1 Issuance of Note at Closing. Subject to the terms and conditions of this Agreement, at the Closing, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company the Note in the aggregate amount of the Principal Amount.

2.2 Pari Passu. The Note shall constitute a direct, unsecured, unsubordinated obligation of the Company and shall rank pari passu with all present and future unsecured and unsubordinated obligations of the Company, except as obligations may be preferred by laws of general application.

3. Closing, Delivery And Conditions Precedent.

3.1 Closing. The closing of the sale and purchase of the Note under this Agreement (the “Closing”) shall take place remotely at such time or place as the Company and the Purchaser may mutually agree (such date is hereinafter referred to as the “Closing Date”).

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3.2 Delivery; Consideration. Subject to the terms of this Agreement, at the Closing, the Company will deliver to the Purchaser the duly executed Note, and the Purchaser will wire the purchase price in the amount of $3,000,000.00 to the bank account designated by the Company before the Closing.

3.3 Conditions Precedent to the Purchaser’s Obligations. The Purchaser’s obligation to purchase the Note at the Closing is subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions:

(a) the representations and warranties of the Company in Section 4 hereof shall be true and correct in all material respects as of the Closing Date;

(b) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date;

(c) the Company shall have obtained all corporate approvals and authorizations required for the execution, delivery and performance of the Transaction Documents and the issuance of the Note and reservation of the Conversion Shares;

(d) the Purchaser shall have received evidence reasonably satisfactory to it that the Company has submitted any required Listing of Additional Shares notification under Nasdaq Rule 5250(e)(2) with respect to the potential issuance of the Conversion Shares and that no objection has been raised by Nasdaq prior to Closing; and

(e) no law, order or injunction of any Governmental Authority shall be in effect that restrains, enjoins or otherwise prohibits consummation of the transactions contemplated hereby.

3.4 Conditions Precedent to Company’s Obligations. The Company’s obligation to issue and sell the Note at the Closing is subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions:

(a) the representations and warranties of the Purchaser in Section 5 hereof shall be true and correct in all material respects as of the Closing Date;

(b) the Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date;

(c) the Purchaser shall have obtained all organizational approvals and authorizations required for the execution, delivery and performance of the Transaction Documents to which it is a party; and

(d) the Purchaser shall have delivered any customary closing deliverables and investor certifications reasonably requested by the Company in connection with the transactions contemplated hereby and applicable securities laws.

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4. Representations And Warranties Of The Company.

Except as disclosed in the SEC Reports, the Company hereby represents and warrants to the Purchaser as of the Signing Date and as of the Closing Date as follows:

4.1 Organization; Subsidiaries; Good Standing; Power. The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted. Each subsidiary of the Company is duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, except where such failure would not reasonably be expected to have a Material Adverse Effect.

4.2 Authorization; Binding Obligations. All corporate action on the part of the Company, its directors and officers necessary for the authorization, execution, delivery and performance of the Transaction Documents, the issuance of the Note and the reservation and issuance of the Conversion Shares has been taken. The Transaction Documents constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws and general principles of equity.

4.3 No Conflicts; Consents and Approvals. The execution, delivery and performance of the Transaction Documents by the Company, and the issuance of the Note and the Conversion Shares, do not:

(a) conflict with the Company’s memorandum and articles of association (“M&A”);

(b) violate any law, rule, regulation, order or decree applicable to the Company;

(c) result in a material breach or default under any material contract to which the Company is a party, except as would not reasonably be expected to have a Material Adverse Effect.

No consent, approval, authorization, order, registration or qualification of or with any court or Governmental Authority is required in connection with the execution, delivery and performance by the Company of the Transaction Documents, except for (i) filings, disclosures or submissions required under the Securities Act and the Exchange Act, (ii) Nasdaq notifications, including any Listing of Additional Shares, and (iii) such consents, approvals or filings the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

4.4 Capitalization; Valid Issuance; Preemptive Rights. Except as would constitute a Material Adverse Effect, he authorized share capital of the Company is as set forth in the Company’s SEC Reports indicating such information. The issued and outstanding share capital of the Company is as set forth in the Company’s SEC Reports as of the dates stated therein. The Conversion Shares have been duly authorized for issuance and, when issued upon conversion of the Note in accordance with its terms and in compliance with applicable Nasdaq Rules (including obtaining any required shareholder approval), will be validly issued, fully paid and nonassessable, and will not be issued in violation of any preemptive rights, rights of first refusal or similar rights of any person (to the Company’s knowledge, with respect to any third-party contractual rights). The Company has duly reserved, and shall at all times keep reserved, out of its authorized but unissued Ordinary Shares, a number of Ordinary Shares sufficient to permit the issuance of the Conversion Shares upon conversion of the then outstanding principal amount of the Note, in each case subject to the limitations set forth in the Note, the Nasdaq Rules and the Beneficial Ownership Limitation.

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4.5 SEC Reports; No Material Misstatement or Omission. Since January 1, 2026, the Company has filed with or furnished to the SEC all forms, reports, schedules, statements and other documents required to be filed or furnished by it as an FPI under the Exchange Act and the Securities Act. As of their respective dates (or, if amended or supplemented, as of the date of the last such amendment or supplement), the SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and none of the SEC Reports, when filed or furnished, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

4.6 Financial Statements; Internal Controls; Disclosure Controls. The financial statements included in the SEC Reports comply in all material respects with applicable accounting requirements and have been prepared in conformity with generally accepted accounting principles in the United States, applied on a consistent basis (except as disclosed therein), and fairly present in all material respects the consolidated financial condition and results of operations of the Company and its consolidated subsidiaries as of the dates and for the periods indicated. The Company maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in the Exchange Act), and has disclosed to its auditors and the audit committee of its board of directors (a) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; and any such disclosures have been disclosed in the SEC Reports where required.

4.7 Listing; Reporting; FPI Status; Transfer Agent. The Ordinary Shares are registered under Section 12 of the Exchange Act and are listed on Nasdaq. The Company is a “foreign private issuer” and is in compliance in all material respects with its reporting obligations under the Exchange Act applicable to foreign private issuers. The Company has a duly appointed transfer agent and registrar for the Ordinary Shares.

4.8 Nasdaq Compliance; Voting Rights. The issuance of the Note and the potential issuance of the Conversion Shares will comply in all material respects with applicable Nasdaq Rules, including Rules 5635(b) and 5635(d), subject to the pricing, caps and limitations set forth in the Note and this Agreement, any applicable home country practice exemption disclosed pursuant to Nasdaq Rule 5615(a)(3), and any shareholder approval obtained after the Signing Date, if applicable. The Company is not in violation of Nasdaq Rule 5640 (Voting Rights).

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4.9 Offering Compliance; No Integrated Offering. Assuming the accuracy of the Purchaser’s representations in Section 5 hereof, the offer, sale and issuance of the Note pursuant to this Agreement have been or will be effected in compliance in all material respects with the Securities Act and applicable state securities laws, including pursuant to the Company’s effective registration statement, base prospectus and prospectus supplement relating to the transactions contemplated hereby, to the extent applicable, and any applicable exemption therefrom. Neither the Company nor, to the Company’s knowledge, any of its affiliates has, directly or through any agent, engaged in any integration of this offering with any other offering of the Company’s securities in a manner that would require additional registration or otherwise result in a violation of the Securities Act or the Nasdaq Rules.

4.10 Offering Eligibility. The Company is not subject to any stop order, suspension, disqualification or other restriction under applicable securities laws that would materially impair its ability to consummate the transactions contemplated hereby in compliance with applicable securities laws.

4.11 Investment Company Act. The Company is not, and after giving effect to the transactions contemplated by the Transaction Documents will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

4.12 No Stop Orders; No Manipulation. No stop order suspending the effectiveness of any registration statement of the Company has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened by the SEC. The Company has not taken, directly or indirectly, any action intended to cause or reasonably likely to result in the stabilization or manipulation of the price of any security of the Company.

4.13 Home Country Practice; Nasdaq Rule 5615(a)(3). The Company is a “foreign private issuer” within the meaning of the Exchange Act and, as such, is permitted under Nasdaq Listing Rule 5615(a)(3) to follow the corporate governance practices of its home country in lieu of certain Nasdaq corporate governance requirements, except as to those Nasdaq Rules that are expressly ineligible for such exemption. To the extent the Company elects to follow home country practice in lieu of any Nasdaq corporate governance requirement, the Company has made, or will make on a timely basis, the disclosures required by Nasdaq Listing Rule 5615(a)(3) (including disclosure in the Company’s SEC Reports and, as applicable, on its website) identifying each Nasdaq corporate governance requirement from which it departs and describing the home country practices it follows. The execution, delivery and performance of the Transaction Documents, and the issuance of the Note and the Conversion Shares, have been authorized, approved and taken in compliance in all material respects with applicable laws of the British Virgin Islands and the M&A and, to the extent applicable, in accordance with the Company’s disclosed home country practices under Nasdaq Listing Rule 5615(a)(3). No approval of the Company’s shareholders is required under the laws of the British Virgin Islands, the M&A or the Company’s disclosed home country practices in connection with the execution, delivery and performance of the Transaction Documents and the issuance of the Note and the reservation of the Conversion Shares, and the Company is, as of the date of this Agreement and the date of issuance of the Note, eligible for an exemption from shareholder approval requirements under Nasdaq Listing Rule 5635(d) in accordance with the Company’s disclosed home country practices under Nasdaq Listing Rule 5615(a)(3).

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4.14 No Financial Assistance Issues; Brokers. Under British Virgin Islands law, there is no prohibition on the Company providing financial assistance in connection with the acquisition of its own shares, and the execution and performance of the Transaction Documents will not violate any financial assistance restriction. No agent, broker, investment banker, person or firm acting on behalf of or under the authority of the Company is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated hereby, except as has been disclosed in writing to the Purchaser.

5. Representations And Warranties Of Purchaser.

The Purchaser hereby represents and warrants to the Company as of the Signing Date and as of the Closing Date as follows:

5.1 Organization; Power; Authority. The Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has full power and authority to execute, deliver and perform this Agreement and the other Transaction Documents. This Agreement and the other Transaction Documents constitute valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws and general principles of equity.

5.2 Accredited Investor; Investment Intent. The Purchaser is an Accredited Investor and is acquiring the Note (and any Conversion Shares) for its own account for investment and not with a view to, or for resale in connection with, any “distribution” thereof in violation of the Securities Act.

5.3 No General Solicitation. The Purchaser is not purchasing the Note as a result of any general solicitation or general advertising.

5.4 Securities Law Compliance. Neither the Purchaser nor, to its knowledge, any of its affiliates is subject to any disqualifying event or other restriction under applicable securities laws that would materially impair the consummation of the transactions contemplated hereby, and the Purchaser has provided such information as the Company may reasonably request in connection therewith.

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5.5 Access to Information; Sophistication; Transfer Restrictions; Legends. The Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with the Company and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and is able to bear the economic risk of an investment in the Note and any Conversion Shares. The Purchaser understands that the Note and/or the Conversion Shares may be subject to transfer restrictions under the Securities Act and applicable state securities laws and may not be offered, sold or otherwise transferred except pursuant to an effective registration statement or an available exemption from registration. The Purchaser acknowledges and agrees that the Note and any Conversion Shares (including any Unregistered Conversion Shares) and any certificates or book-entry statements representing the Conversion Shares may bear customary legends (or notations), and that the Company, its transfer agent and their respective counsel may place and maintain such legends (or notations) and stop-transfer instructions, in each case to the extent applicable under law and the Transaction Documents, until such time as the removal of any legend (or notation) is permitted under applicable law and, if requested by the Company or its transfer agent, the Purchaser has delivered to the Company such certificates, agreements, representations and legal opinions of counsel reasonably satisfactory to the Company and its counsel as the Company or its transfer agent may reasonably require to evidence compliance with the Securities Act and applicable state securities laws, including in connection with any proposed resale under Rule 144 or other available exemption. Notwithstanding anything to the contrary in this Agreement or the Note, only up to the Conversion Shares Registration Cap shall be covered by any effective registration statement of the Company, and any Unregistered Conversion Shares shall not be registered under the Securities Act. The Purchaser acknowledges and agrees that any such Unregistered Conversion Shares issued in excess of the Conversion Shares Registration Cap shall constitute “restricted securities” under the Securities Act and may not be offered, sold or otherwise transferred absent an effective registration statement or an available exemption from registration.

5.6 Sanctions; AML; Anti-Corruption; No Group; No Short Sales. The Purchaser is in compliance with applicable sanctions, anti-money laundering and anti-corruption laws. The Purchaser is not a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to the Company. As of the date hereof, the Purchaser does not have an open short position in the Ordinary Shares and will not enter into any short sale or similar transaction that establishes a net short position with respect to the Ordinary Shares during the period from the Signing Date until the earlier of (a) public announcement of the transactions contemplated hereby and (b) the Closing.

5.7 Transfer Procedures. Without limiting Section 5.5 hereof, the Purchaser consents, to the extent applicable, to the placement of restrictive legends (or book-entry notations) on the Note and any Conversion Shares and to the entry of customary stop-transfer instructions with the Company’s transfer agent, and agrees that any removal of legends (or notations) and any transfers shall be effected in compliance with the Securities Act and applicable state securities laws, the terms of the Transaction Documents, and the Company’s and its transfer agent’s reasonable procedures, including the provision of customary seller and broker certificates and legal opinions of counsel reasonably satisfactory to the Company and its counsel in connection with any proposed resale under Rule 144 or other available exemption.

6. Covenants.

6.1 Covenants of the Company. For so long as the Note remains outstanding, the Company shall:

(a) Remain duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands and retain all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted, except where failure to do so would not reasonably be expected to have a Material Adverse Effect;

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(b) Maintain its listing on the Nasdaq, subject to market and regulatory conditions beyond its reasonable control, and shall submit a Listing of Additional Shares notification to Nasdaq under Rule 5250(e)(2) at least fifteen (15) calendar days prior to any issuance of Conversion Shares and shall otherwise comply with applicable Nasdaq Rules, including Rules 5635(b), 5635(d) and 5640;

(c) Refrain from taking any action with the primary purpose of frustrating or preventing lawful conversion of the Note in accordance with its terms;

(d) Comply with all applicable laws, including without limitations its reporting obligations under the Exchange Act and the Nasdaq Rules, except where failure to do so would not reasonably be expected to have a Material Adverse Effect;

(e) promptly notify the Purchaser of any event that would reasonably be expected to materially affect the convertibility, enforceability or value of the Note;

(f) reserve and keep available out of its authorized but unissued Ordinary Shares, free of preemptive rights, such number of Ordinary Shares as shall be sufficient to effect the conversion of the Note in full, the outstanding principal amount of the Note, subject to the limitations in the Note, applicable law, the Nasdaq Rules, any required shareholder approval and the Beneficial Ownership Limitation;

(g) furnish such information and confirmations as the Purchaser may reasonably require in connection with any proposed conversion and compliance with the Beneficial Ownership Limitation.

6.2 Covenants of the Purchaser. For so long as the Note remains outstanding, the Purchaser shall not effect any conversion, transfer or other arrangement designed to circumvent the Beneficial Ownership Limitation, whether through nominees, affiliates, derivative arrangements or otherwise.

6.3 Beneficial Ownership Limitation. For so long as any portion of the aggregate principal amount of the Note is outstanding, notwithstanding anything to the contrary contained in the Note or the Transaction Documents, the Company shall not effect any conversion of the Note, and the Purchaser shall not have the right to convert any portion of the Note, if immediately after giving effect to such conversion, the Purchaser, together with any affiliate thereof, and any other persons whose beneficial ownership would be aggregated with that of the Purchaser under Section 13(d) of the Exchange Act and the rules promulgated thereunder, would directly or indirectly beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.99% of the number of Ordinary Shares then issued and outstanding immediately after giving effect to such conversion or receipt of shares (the “Beneficial Ownership Limitation”). The Purchaser shall provide, together with each conversion notice required under the terms of the Note, a certification of its then current beneficial ownership and such supporting information as the Company may reasonably require to confirm compliance with the Beneficial Ownership Limitation.

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7. Miscellaneous.

7.1 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of New York without giving effect to conflicts of laws principles that would result in the application of the law of another jurisdiction. The state courts of the State of New York located in Manhattan, New York County, and the United States District Court for the Southern District of New York shall have exclusive jurisdiction to hear and determine any dispute arising out of or in connection with this Agreement and the Note and the related definitive documents, and each party irrevocably submits to such jurisdiction. THE PARTIES TO THIS AGREEMENT HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING UNDER THIS AGREEMENT AND THE RELATED AGREEMENTS AND CONSENT TO A BENCH TRIAL WITH THE APPROPRIATE JUDGE ACTING AS THE FINDER OF FACT.

7.2 Survival. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

7.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Note from time to time; provided, however, the Purchaser may not sell, assign, transfer, convey or pledge any interest in the Note except in compliance with the Securities Act, applicable state securities laws, the terms of the Transaction Documents, and the reasonable procedures of the Company and its transfer agent, including the delivery of customary certificates and legal opinions reasonably requested in connection with any proposed transfer.

7.4 Entire Agreement. This Agreement, the Note, the Exhibits and Schedules hereto, the other Transaction Documents and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement, the Note, and the other Transaction Documents.

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7.5 Severability; Counterparts; Electronic Signatures. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement may be executed in counterparts and by electronic signatures that comply with the U.S. federal ESIGN Act of 2000.

7.6 Amendment and Waiver; Termination. This Agreement and the Note may be amended, waived or modified only by a written instrument signed by the Company and Purchaser.

7.7 Public Company and Nasdaq Compliance Savings Clause. Notwithstanding anything to the contrary contained in this Agreement, no provision of this Agreement shall require the Company or any of its Affiliates to take any action that would, in the good faith advice of counsel, violate the Securities Act, the Exchange Act, applicable SEC rules and regulations, applicable Nasdaq Rules or British Virgin Islands law. To the extent any action contemplated hereby would require shareholder approval under applicable Nasdaq Rules or British Virgin Islands law, the Company’s obligation to take such action shall be subject to obtaining such approval, and until such approval is obtained the applicable provisions of this Agreement and the Note shall be interpreted and applied in a manner intended to preserve compliance.

7.8 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the other Transaction Documents, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or the other Transaction Documents or any waiver on such party’s part of any provisions or conditions of this Agreement or the other Transaction Documents must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or the other Transaction Documents by law, or otherwise afforded to any party, shall be cumulative and not alternative.

[Signature Page Follows]

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In Witness Whereof, the parties hereto have executed this Note Purchase Agreement as of the date first set forth above.

THE COMPANY:

ANTELOPE ENTERPRISE HOLDINGS LIMITED

By:	/s/ Tingting Zhang
Name:	Tingting Zhang
Title:	Chief Executive Officer

[Signature Page to Note Purchase Agreement]

In Witness Whereof, the parties hereto have executed this Note Purchase Agreement as of the date first set forth above.

THE PURCHASER

STRATOSPHERE CAPITAL MANAGEMENT INC.

By:	/s/ Jichao Yang
Name:	Jichao Yang
Title:	Director